As filed with the Securities and Exchange Commission on February 12, 1999.

                           Registration No. 333-_____


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                          PINNACLE GLOBAL GROUP, INC.
            (Exact name of registrant as specified in its charter)


           TEXAS                                              76-0583569
(State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

                           5599 SAN FELIPE, SUITE 1212
                              HOUSTON, TEXAS 77056
                    (Address of Principal Executive Offices)


                         PINNACLE GLOBAL GROUP, INC.
                             1998 INCENTIVE PLAN
                           (Full Title of the Plan)



      Name, Address and Telephone            Copy of Communications to:
     Number of Agent for Service:

         ROBERT E. GARRISON II                  JAMES M. HARBISON, JR.
      5599 SAN FELIPE, SUITE 1212               PORTER & HEDGES, L.L.P.
         HOUSTON, TEXAS 77056              700 LOUISIANA STREET, SUITE 3500
            (713) 629-5771                     HOUSTON, TEXAS 77002-2370
                                                    (713) 226-0600

                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                       PROPOSED MAXIMUM            PROPOSED
                                        AMOUNT TO BE       OFFERING          MAXIMUM AGGREGATE       AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED     PRICE PER SHARE (2)   OFFERING PRICE (2) REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share   1,100,000          $7.00                 $7,700,000         $2,272
=================================================================================================================

(1) Also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plan and an automatic quarterly adjustment mechanism provided thereunder.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on the Nasdaq National Market on February 11, 1999, $7.00. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan.

                                   PART  II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents previously filed with the Securities and Exchange Commission ("Commission") by Pinnacle Global Group, Inc. (the "Company" or "Registrant") under its current name and the predecessor issuer names--"TEI, Inc." and "Tanknology Environmental, Inc."--are incorporated into this registration statement ("Registration Statement") by reference:

      (1) TEI, Inc.'s annual report on Form 10-K for the year ended December 31, 1997, as filed on March 31, 1998.

      (2) TEI, Inc.'s quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, as filed on May 14, 1998, August 14, 1998 and November 17, 1998 (as amended by Forms 10-Q/A as filed on November 19, 1998 and November 20, 1998), respectively.

      (3) the Company's current report on Form 8-K as filed on February 1, 1999.

      (4) All other reports filed by the Company or TEI, Inc. pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1997.

      (5) The description of the Company's common stock, par value $.01 per share ("Common Stock"), which is contained in the Company's Registration Statement on Form S-4 (Registration No. 333-65417).

      All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. The Company will provide without charge to each participant in the Company's 1998 Incentive Plan, upon written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Under Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, the articles of incorporation of a Texas corporation may provide that a director of that corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders for monetary damages for acts or omissions in the director's capacity as a director, except that the articles of incorporation cannot provide for the elimination or limitation of a director to the extent that the director is found liable for (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of the director to the corporation or an act or missions not in good faith that constitute a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) any transaction from which the director received an improper benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Article IX of the Company's Articles of Incorporation, as amended, states that a director of the Company shall not be liable to the Company or its shareholders for monetary damages except to the extent otherwise expressly provided by the statutes of the State of Texas.

      In addition, Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") authorizes a Texas corporation to indemnify a person who was, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director. The TBCA provides that unless a court of competent jurisdiction determines otherwise, indemnification is permitted only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interest; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be indemnified under
Article 2.02-1 of the TBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person (including court costs and attorneys' fees), but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and shall not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation is obligated under Article 2.02-1 of the TBCA to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under Article 2.02-1 of the TBCA a corporation may
(i) indemnify and advance expenses to an officer, employee, agent or other persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to its directors, (ii) indemnify and advance expenses to directors and such other persons identified in (i) to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law and (iii) purchase and maintain insurance or another agreement on behalf of directors and such other persons identified in (i) against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person.

      The Bylaws, as amended, of the Company set forth specific provisions for indemnification of directors, officers, agents and other persons which are substantially identical to the provisions of Article 2.02-1 of the TBCA described above.

      The Company maintains directors' and officers' insurance and has entered into agreements to indemnify each of its directors and certain of its executive officers regarding liabilities that may result from such officer's service as an officer of director of the Company.

      The above discussion of the Company's Articles of Incorporation and Bylaws, as amended, and Texas statutes is not intended to be exhaustive and is qualified in its entirety by such Articles, Bylaws and statutes.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.           EXHIBITS


    EXHIBIT
      NO.                             DESCRIPTION
   ---------                       ------------------

      4.1 1998 Incentive Plan effective as of October 1, 1998 (filed herewith).
      5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).
      23.1  Consent of PricewaterhouseCoopers LLP (filed herewith).
      23.2  Consent of Chesier & Fuller, L.L.P. (filed herewith).
      23.3  Consent of KPMG LLP. (filed herewith).
      23.4  Consent of Grant Thornton LLP. (filed herewith).
      23.5  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
      24.1 Power of Attorney (included on signature page of this Registration Statement).

ITEM 9.     UNDERTAKINGS

      (a)   UNDERTAKING TO UPDATE

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)   UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c)   UNDERTAKING WITH RESPECT TO INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Titus H. Harris, Jr. and Robert E. Garrison II, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 12th day of February, 1999.

                                          PINNACLE GLOBAL GROUP, INC.


                                          By:  /s/ ROBERT E. GARRISON II
                                          Robert E. Garrison II, President and
                                                 Chief Executive Officer

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 12th day of February, 1999.


              SIGNATURE                              TITLE
              ---------                              -----

     /s/ ROBERT E. GARRISON II             President, Chief Executive Officer
        Robert E. Garrison II               and Director

      /s/ TITUS H. HARRIS, JR.             Chairman of the Board and Director
        Titus H. Harris, Jr.

       /s/ DONALD R. CAMPBELL              Vice Chairman and Director
         Donald R. Campbell

      /s/ STEPHEN M. RECKLING              Director
         Stephen M. Reckling

        /s/ PETER W. BADGER                Director
           Peter W. Badger

        /s/ RICHARD C. WEBB                Director
           Richard C. Webb

           /s/ SEAN DOBSON                 Director
             Sean Dobson

              SIGNATURE                      TITLE
              ---------                      -----

           /s/ TONY COELHO                 Director
             Tony Coelho

        /s/ W. BLAIR WALTRIP               Director
          W. Blair Waltrip

         /s/ JAMES H. GREER                Director
           James H. Greer

           /s/ T.G. BOGLE                  Director
             T.G. Bogle

         /s/ T. CRAIG BENSON
           T. Craig Benson                 Director

                               INDEX TO EXHIBITS



    EXHIBIT
      NO.                             DESCRIPTION
   ---------                       ------------------

      4.1 1998 Incentive Plan effective as of October 1, 1998 (filed herewith).
      5.1 Opinion of Porter & Hedges, L.L.P. with respect to legality of securities (filed herewith).
      23.1  Consent of PricewaterhouseCoopers LLP (filed herewith).
      23.2  Consent of Chesier & Fuller, L.L.P. (filed herewith).
      23.3  Consent of KPMG LLP. (filed herewith).
      23.4  Consent of Grant Thornton LLP. (filed herewith).
      23.5  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
      24.1 Power of Attorney (included on signature page of this Registration Statement).